Exhibit 11(c) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and to the use of our reports dated March 13, 1998, in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A No. 33-55034) and the related Prospectuses of Money Market Obligations Trust II, (comprising, respectively, Prime Value Obligations Fund, Prime Cash Obligations Fund, and Municipal Obligations Fund) dated March 31, 1998.



By: /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 23, 1998